Exhibit 21

Subsidiaries

Company Name	Domicile
ALFS, Inc.	Delaware
ALIC Reinsurance Company	South Carolina
Allstate Assignment Company	Nebraska
Allstate Assurance Company	Illinois
Allstate Bank	Federal Jurisdiction
Allstate County Mutual Insurance Company	Texas
Allstate Distributors, L.L.C.	Delaware
Allstate Financial Advisors, LLC	Delaware
Allstate Financial Corporation	Illinois
Allstate Financial Services, LLC[1]	Delaware
Allstate Financial, LLC	Delaware
Allstate Fire and Casualty Insurance Company	Illinois
Allstate Floridian Indemnity Company	Illinois
Allstate Floridian Insurance Company	Illinois
Allstate Indemnity Company	Illinois
Allstate Insurance Company	Illinois
Allstate Insurance Company of Canada	Canada
Allstate International Insurance Holdings, Inc.	Delaware
Allstate Investment Management Company	Delaware
Allstate Investments, LLC	Delaware
Allstate Life Insurance Company	Illinois
Allstate Life Insurance Company of Canada	Canada
Allstate Life Insurance Company of New York	New York
Allstate Motor Club, Inc.	Delaware
Allstate New Jersey Insurance Company	Illinois
Allstate New Jersey Property and Casualty Insurance Company	Illinois
Allstate Non-Insurance Holdings, Inc.	Delaware
Allstate North American Insurance Company	Illinois
Allstate Property and Casualty Insurance Company	Illinois
Allstate Reinsurance Ltd.	Bermuda
Allstate Settlement Corporation	Nebraska
Allstate Texas Lloyd's	Texas
Allstate Texas Lloyd's, Inc.	Texas
American Heritage Life Insurance Company	Florida
American Heritage Life Investment Corporation	Delaware
American Heritage Service Company	Florida
Charter National Life Insurance Company	Illinois
Concord Heritage Life Insurance Company, Inc.	New Hampshire
Deerbrook General Agency, Inc.	Texas

1
Doing business as LSA Securities in Pennsylvania

1

Company Name	Domicile
Deerbrook Insurance Company	Illinois
E.R.J. Insurance Group, Inc.[2]	Florida
Encompass Floridian Indemnity Company	Illinois
Encompass Floridian Insurance Company	Illinois
Encompass Home and Auto Insurance Company	Illinois
Encompass Indemnity Company	Illinois
Encompass Independent Insurance Company	Illinois
Encompass Insurance Company	Illinois
Encompass Insurance Company of America	Illinois
Encompass Insurance Company of Massachusetts	Massachusetts
Encompass Insurance Company of New Jersey	Illinois
Encompass Property and Casualty Company	Illinois
Encompass Property and Casualty Insurance Company of New Jersey	Illinois
First Colonial Insurance Company	Florida
Intramerica Life Insurance Company	New York
Ivantage Select Agency, Inc.	Illinois
Kennett Capital, Inc.	Delaware
Keystone State Life Insurance Company	Pennsylvania
Lincoln Benefit Life Company	Nebraska
Northbrook Holdings, LLC	Nebraska
Northbrook Indemnity Company	Illinois
Northbrook Services, Inc.	Delaware
Northbrook Technology of Northern Ireland, Limited	Northern Ireland
Pafco Insurance Company	Canada
Pembridge America, Inc.	Florida
Pembridge Insurance Company	Canada
Roadway Protection Auto Club, Inc.	Delaware
Sterling Collision Centers, Inc.	Delaware
Surety Life Insurance Company	Nebraska
Tech-Cor, LLC	Delaware

2
Doing business as American Heritage Insurance Service, ERJ Enterprises and ERJ Financial Services in Florida

2